SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report) April 12, 2006

(Date of earliest event reported) April 6, 2006

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Fifth Amendment to Credit Agreement

On April 6, 2006, we entered into a Fifth Amendment (“Fifth Amendment”) to our $1.2 billion five-year credit agreement (“Credit Agreement”) with Bank of America, N.A., as Administrative Agent for the Lenders and as a Lender and Letter of Credit Issuer, and the Lenders. The Credit Agreement was originally effective on September 17, 2004, and the Fifth Amendment is effective as of April 6, 2006.

The primary purpose of the Fifth Amendment was to accommodate the previously announced transactions pursuant to which we contributed and sold certain assets to Northern Border Partners, L.P. (“NBP”) for $3 Billion in cash and NBP Class B units, and we increased our ownership of general partner interests in NBP to 100 percent. These transactions are more fully described in Item 2.01 below.

Additionally, the Fifth Amendment amended the Credit Agreement as follows:

•	the requirement for us to represent that no material adverse change has occurred as a condition to each borrowing under the Credit Agreement was deleted; and

•	a new covenant was added requiring us to maintain the power to control the management and policies of NBP.

The description of the Fifth Amendment set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Fifth Amendment itself, which is filed as Exhibit 10 hereto and is incorporated herein by reference.

Services Agreement

On April 6, 2006, we, Northern Plains Natural Gas Company (“Northern Plains”), NBP Services, LLC (“NBP Services”), NBP and Northern Border Intermediate Limited Partnership (“NBILP”) entered into a Services Agreement.

Under the Services Agreement, we will provide to NBP and its subsidiaries at least the type and amount of services that we provide to our other affiliates, including those services required to be provided pursuant to the partnership agreements of NBP and NBILP. The costs for services provided under the Services Agreement will be allocated and billed monthly consistent with the method of allocation of such costs among our other affiliates and consistent with applicable law. The Services Agreement is effective as of April 6, 2006 and remains in effect until terminated or until services are no longer being provided.

As of April 6, 2006, we indirectly own all of NBP’s outstanding general partner interests and we own approximately 43% of NBP’s limited partner interests. NBP Services and Northern Plains are subsidiaries of ONEOK and affiliates of NBP and its general partners. Certain of our officers and one of our directors are also officers and partnership policy committee members of NBP.

The description of the Services Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms of the Services Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 6, 2006, we completed a series of transactions that resulted in us owning 100 percent of the general partner interest and 45.7 percent of NBP.

Pursuant to the previously announced Contribution Agreement between NBP, NBILP and us (the “Contribution Agreement”), we completed the contribution to NBP of our entire gathering and processing segment and our entire pipelines and storage segment in exchange for approximately 36,494,126 NBP Class B units representing limited partner interests in NBP. The limited partner units and the related general partner interest contribution are valued at approximately $1.65 billion. The actual number of units issued was determined by using the average closing price of NBP common units for the 20 trading days prior to signing of the Contribution Agreement. A working capital cash adjustment will be determined after closing.

Pursuant to the previously announced Purchase and Sale Agreement, dated February 14, 2006 between us and NBP (the “Purchase and Sale Agreement”), as amended, we completed the sale to NBILP of our entire natural gas liquids segment in exchange for $1.35 billion in cash, subject to a working capital adjustment to be determined after closing.

Pursuant to the previously announced Purchase and Sale Agreement (the “TransCanada Agreement”), between our wholly owned subsidiary, Northern Plains, and TransCan, an affiliate of TransCanada Corporation, we completed the purchase all of the issued and outstanding common stock of Northwest Border, an affiliate of TransCanada Corporation that holds 17.5 percent of the general partner interest in NBP. The purchase price was $40 million less $10 million for potential expenses associated with the transfer of responsibility of Northern Border Pipeline Company to TransCanada. As a result, we indirectly own 100 percent of NBPs’ general partner interest.

Some of our officers and one of our directors are also officers and partnership policy committee members of NBP. Also, some of our subsidiaries provide services to NBP and its subsidiaries as more fully described in the Services Agreement described in Item 1.01 above.

Our board of directors retained an independent financial advisor to provide an opinion of the fairness of the transactions described above in this Item 2.01.

In connection with the closing of the transactions described above on April 6, 2006, the Contribution Agreement and the ONEOK Purchase and Sale Agreement were amended. The amendments are filed as Exhibits 2.4 and 2.5, respectively, hereto.

A description of the material terms of the Contribution Agreement, Purchase and Sale Agreement and TransCanada Agreement was included in our Form 8-K filed on February 21, 2006, which is incorporated herein by this reference.

Item 5.02(c)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the completion of the transactions described in Item 2.01 of this Form 8-K, the following management changes have occurred:

In addition to his current positions, David Kyle also serves as Chairman and Chief Executive Officer of NBP. Mr. Kyle has served as Chairman of the Board of Directors, President and Chief Executive Officer of ONEOK, Inc. since 2000.

In addition to his current position, John W. Gibson also serves as the President and Chief Operating Officer of NBP and will serve as a member of the NBP policy committee. Mr. Gibson has served as our President, ONEOK Energy Companies since 2005 and as our President – Energy, which included the gathering and processing segment and the transportation and storage segment, from 2000 to 2005.

William Cordes serves as President, Northern Border Pipeline, reporting to Mr. Gibson. Mr. Cordes has served as Chief Executive Officer of NBP and President - Northern Plains since 2000.

In addition to his current positions, James C. Kneale also serves as Executive Vice President and Chief Financial Officer of NBP. Mr. Kneale has served as our Executive Vice President – Finance and Administration and Chief Financial Officer since 2004 and our Senior Vice President, Treasurer and Chief Financial Officer from 2001 to 2004. From 1999 to 2000 he was our Vice President, Treasurer and Chief Financial Officer.

In addition to his current positions, John R. Barker also serves as Executive Vice President, General Counsel and Secretary of NBP. Mr. Barker has served as our Senior Vice President and General Counsel since 2004 and as President and Director of Gable & Gotwals from 1994 to 2004.

William Maxwell, President of ONEOK Energy Services, will now report to Mr. Kyle. Mr. Maxwell has served as President of ONEOK Energy Services since January, 2006. He was Senior Vice President—Trading of ONEOK Energy Marketing and Trading from 2003 to 2005 and Vice President—Financial Trading of ONEOK Energy Marketing and Trading from 1999 to 2003.

Additional information with respect to these individuals is included under “Executive Officers” in Item 1, Business in our Annual Report on Form 10-K for the year ended December 31, 2005, filed March 13, 2006, which additional information is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On April 6, 2006 we and NBP issued a joint press release announcing completion of the transactions described in this Form 8-K. A copy of this press release is furnished and attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

*2.1	Purchase and Sale Agreement by and between TransCan Northwest Border Ltd. and Northern Plains Natural Gas Company, LLC, dated February 14, 2006 (incorporated by reference from Exhibit 10.30 to our Form 10-K for the year ended December 31, 2005, filed March 13, 2006).

*2.2	Purchase and Sale Agreement by and between ONEOK, Inc. and Northern Border Partners, L.P., dated February 14, 2006 (incorporated by reference from Exhibit 10.31 to our Form 10-K for the year ended December 31, 2005, filed March 13, 2006).

*2.3	Contribution Agreement by and among ONEOK, Inc., Northern Border Partners, L.P. and Northern Border Intermediate Limited Partnership, dated February 14, 2006 (incorporated by reference from Exhibit 10.32 to our Form 10-K for the year ended December 31, 2005, filed March 13, 2006).

*2.4	First Amendment to Contribution Agreement by and among ONEOK, Inc., Northern Border Partners, L.P. and Northern Border Intermediate Limited Partnership dated April 6, 2006.

*2.5	First Amendment to Purchase and Sale Agreement by and between ONEOK, Inc. and Northern Border Partners, L.P. dated April 6, 2006.

10	Fifth Amendment to Credit Agreement, dated April 6, 2006.

10.1	Services Agreement among ONEOK, Inc. and its affiliates and Northern Border Partners, L.P. and Northern Border Intermediate Limited Partnership executed April 6, 2006, but effective as of April 1, 2006.

10.2	Form of Amendment No. 1 Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P., to be entered into among Northern Plains Natural Gas Company, LLC, Pan Border Gas Company, LLC and Northwest Border Pipeline Company (incorporated by reference from Exhibit 10.34 to our Form 10-K for the year ended December 31, 2005, filed March 13, 2006).

99.1	Press release issued by ONEOK, Inc. dated April 6, 2006.

*	ONEOK agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, that have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: April 12, 2006	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President – Finance and Administration and Chief Financial Officer (Principal Financial Officer)